Exhibit 1.1

Energy that is… Beyond Renewable®

14% Convertible Notes due January 1, 2014

UNDERWRITING AGREEMENT

                    , 2009

Ziegler Capital Markets,

a division of B.C. Ziegler and Company

200 South Wacker Drive Suite 2000

Chicago, IL 60606

Dear Sirs:

Environmental Power Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Ziegler Capital Markets (the “Underwriter”) $5,000,000 original principal amount of its 14% Convertible Notes due January 1, 2014 (the “Notes”). The Notes are to be issued under the Indenture for Senior Debt Securities, dated as of March 1, 2009 between the Company and Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Trust Indenture, dated as of April     , 2009, among the Company and the Trustee and Amendment No. 1 to the First Supplemental Indenture (as so amended and supplemented, the “Indenture”).

A registration statement on Form S-1 (File No. 333-                ) in respect of the Notes (the “Registration Statement”) has been filed with and declared effective by the U.S. Securities and Exchange Commission (the “Commission”). All references to the Registration Statement herein means (i) the Registration Statement, including all exhibits and pre-effective and post-effective amendments thereto; (ii) the preliminary prospectus, in the form included in the Registration Statement at the time of effectiveness (the “Preliminary Prospectus”) and the prospectus, dated as of the date hereof, which will be filed with the Commission pursuant to Rule 424(b)(1) or (3) (to the extent required to be filed thereby) under the Securities Act of 1933, as amended (the “Securities Act”) within two (2) business days following the date hereof (the “Final Prospectus” and, together with the Preliminary Prospectus, the “Prospectus”) and (iii) the documents incorporated by reference in the Prospectus (the “Incorporated Documents”).

[Any reference herein to “Issuer Free Writing Prospectus” refers to any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act.]

1.	Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(i) For the purposes of this Agreement, the “Applicable Time” is 5:00 p.m. (Eastern Time) on the date of this Agreement; the Prospectus, the Issuer Free Writing Prospectuses and the Incorporated Documents, taken together (collectively, the “Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I hereto does not conflict with the information contained in the Registration Statement; the Prospectus and each Issuer Free Writing Prospectus listed on Schedule I hereto, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein including, without limitation, the Underwriter Provided Portions (as defined in Section 12); and provided further that any statements made in any document comprising the Disclosure Package which are made as of a date later than, and are inconsistent with, any statement in any other document comprising the Disclosure Package shall be deemed to have modified such earlier statement;

(ii) No order preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that any such untrue statement of material fact or omission to state a material fact was correct by any later filed document included in the Disclosure Package; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein including, without limitation, the Underwriter Provided Portions;

(iii) The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder; the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date and the applicable Time of Delivery (as hereinafter defined in Section 4) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus or any supplement thereto, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein including, without limitation, the Underwriter Provided Portions;

(v) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the rules and regulations thereunder which have not been described in, filed as exhibits to, or incorporated by reference in the Registration Statement, as required; the contracts so described in the Prospectus to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries and are enforceable against the Company or its subsidiaries in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and, to the Company’s knowledge, such contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, (y) general principles of equity, whether considered in a proceeding at law or in equity and (z) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor, to the best of the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that would not reasonably be expected to result in a material adverse change in the general affairs, business, assets, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”);

(vi) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is in each case material to the Company and any of its subsidiaries listed on Schedule II hereto (the “Material Subsidiaries”) taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package, and, since the respective dates as of which information is given in the Disclosure Package, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Change or any development reasonably likely to cause the occurrence of a Material Adverse Change, and (ii) neither the Company nor its subsidiaries have entered into any material transaction or incurred any material obligation outside of the ordinary course of business, other than as set forth in the Disclosure Package;

(vii) The Company and its Material Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all other tangible properties and assets described in the Prospectus as owned by each such entity, in each case free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Disclosure Package and/or arise under the Material Contracts or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Material Subsidiaries; any real property and buildings held under lease by the Company and its Material Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Material Subsidiaries; the Company and its Material Subsidiaries own or lease all such properties as are necessary to its operations as now conducted or as currently proposed to be conducted;

(viii) Each of the Company and its Material Subsidiaries has been duly incorporated and is validly existing as a corporation in the case of the Company, and as the type of entity indicated on Schedule II in the case of each of the Material Subsidiaries; each of the Company and its Material Subsidiaries is in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus, and each has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any material liability or disability to the Company or such Material Subsidiary;

(ix) The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained or incorporated by reference in the Prospectus; all of the issued equity interests of each Material Subsidiary (i) have been duly and validly authorized and issued, are fully paid and non-assessable and (ii) are owned directly by the Company or another Material Subsidiary, free and clear of all liens, encumbrances, equities or claims; except as disclosed in or contemplated by the Disclosure Package and/or the Material Contracts and the consolidated financial statements of the Company, and the related notes thereto, contained or incorporated by reference in the Prospectus, neither the Company nor any Material Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its equity interests or any such options, rights, convertible securities or obligations;

(x) The Notes to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and will conform to the description of the Notes and the Indenture contained or incorporated by reference in the Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Notes by the Company pursuant to this Agreement; and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Notes to be sold by the Company as contemplated herein;

(xi) The Company has full corporate power and authority to enter into this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies;

(xii) The Indenture, when executed and delivered by the Company, will be duly and validly authorized and will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

(xiii) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject and which is, or was required to be, filed as an exhibit to or described in the Registration Statement, the Prospectus, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 or any Quarterly Report on Form 10-Q or Current Report on Form 8-K for any period after December 31, 2008 (the “Material Contracts”), nor will any such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company as currently in effect or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the bylaws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Notes by the Underwriter;

(xiv) Neither the Company nor any of its Material Subsidiaries is in violation of its Certificate of Incorporation or By-laws, in the case of the Company, or its applicable organizational documents, in the case of the Material Subsidiaries, or in default in any material respect in the performance or observance of any Material Contract;

(xv) The statements set forth in the Prospectus under the caption “Description of the Notes and the Indenture,” insofar as they purport to constitute a summary of the terms of the Notes, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete (except for the statements set forth in Underwriter Provided Portions, as to which the Company makes no representation or warranty);

(xvi) Except as disclosed in the Disclosure Package, there are no material legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or to which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters; no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body;

(xvii) The Company and its Material Subsidiaries possess all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted or as presently proposed to be conducted, except for such licenses, certificates, authorizations or permits for which the Company or any Material Subsidiary is in the process of applying, or, in the case of proposed operations, for which it plans to apply, in any case which the Company has no reason to believe will not be issued or granted in the ordinary course; and neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such issued license, certificate, authority or permit;

(xviii) Except as otherwise set forth in the Disclosure Package, the Company and its subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, including, without limitation, those relating to occupational safety and health, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those relating to the storage, handling or transportation of hazardous or toxic materials (collectively, “Environmental Laws”) and (ii) are in compliance in all material respects with all terms and conditions of any permit, license or approval held by the Company and required by any Environmental Law. The Company, in its reasonable judgment, has concluded that any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval related thereto, or any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(xix) Vitale, Caturano & Company, P.C., who have audited certain financial statements of the Company, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission promulgated thereunder and have been appointed by an Audit Committee comprised entirely of independent directors of the Board of Directors of the Company;

(xx) The consolidated financial statements and schedules of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis as certified by the independent public accountants named in paragraph (xix) above; no other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement;

(xxi) The Company or one of its Material Subsidiaries owns, or possesses and/or has been granted valid and enforceable licenses for, all registered trademarks, trademark applications, tradenames, servicemarks and copyrights necessary to the conduct of the Company’s business as such business is described in the Disclosure Package (collectively, the “Registered Intellectual Property”). The Company has no knowledge of any infringement or misappropriation by third parties of any of the Registered Intellectual Property, or any material inventions, manufacturing processes, formulae, trade secrets, know-how, unregistered trademarks, and other intangible property and assets necessary to the conduct of its business as such business is described in the Prospectus (collectively, the “Other Intellectual Property,” and together with the Registered Intellectual Property, the “Intellectual Property”), nor is there any pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights of title or other interest in or to any Intellectual Property and the Company does not know of any facts which would form a reasonable basis for any such claim. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property and the Company does not know of any facts which would form a reasonable basis for any such claim. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its products or processes or the Intellectual Property infringe or otherwise violate any patent, trademark, service mark, copyright, trade secret or other proprietary right of others and the Company is unaware of any facts which would form a reasonable basis for any such claim. The Company does not own any patents or patent applications. There is no pending or, to the best knowledge of the Company, threatened action, suit proceeding or claim by any current or former employee, consultant or agent of the Company seeking either ownership rights to any invention or other intellectual property right or compensation from the Company for any invention or other intellectual property right made by such employee, consultant or agent in the course of his/her employment with the Company or otherwise. The Disclosure Package fairly and accurately describes in all material respects the Company’s rights with respect to the Intellectual Property;

(xxii) The Company and each of the Material Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, each of which has been true and correct in all material respects, and has paid all taxes required to be paid by it, except in the case of taxes being contested in good faith by appropriate proceedings and taxes the non-payment of which has not caused, and would not reasonably be expected to cause, a Material Adverse Change; and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against the Company or any of its subsidiaries;

(xxiii) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxiv) Each of the Company and its Material Subsidiaries maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Material Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

(xxv) Neither the Company nor any of its subsidiaries has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States, any foreign government or any respective jurisdiction thereof;

(xxvi) The Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes;

(xxvii) The Common Stock of the Company has been registered pursuant to Section 12(g) of the Exchange Act, the Company has filed a Notification Form: Listing of Additional Shares for the shares of Common Stock into which the Notes are convertible (the “Conversion Shares”) with The NASDAQ Capital Market, which has been approved by The NASDAQ Capital Market, and the Company is not required to take any further action for the inclusion of the Conversion Shares on The NASDAQ Capital Market;

(xxviii) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Disclosure Package which have not been described as required;

(xxix) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Disclosure Package, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxx) Except as disclosed in the Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxxi) The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have duly made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct in all material respects as of the respective dates thereof. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to provide reasonable assurance that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within such entity, and, as of the date hereof, such disclosure controls and procedures are effective at the reasonable assurance level to perform the functions for which they were established;

(xxxii) As the time of filing of the Registration Statement, the Company was not, and the Company on the date of this Agreement is not, an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(xxxiii) Without the prior consent of the Underwriter, the Company has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and any free writing prospectus, the use of which has been consented to by the Company and the Underwriter is listed on Schedule I hereto;

(xxxiv) The Company has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(xxxv) Except as otherwise disclosed in the Disclosure Package, the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

2.	Notes Subject to Sale.

On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions of this Agreement, the Company agrees to sell, and the Underwriter agrees to purchase from the Company at the Time of Delivery, $5,000,000 aggregate principal amount of the Notes, at a discount equal to 6% of such aggregate original principal amount (the “Underwriting Discount”).

3.	Offering.

The Underwriter proposes to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

4.	Closing.

Each Note will be represented by one or more global securities registered in the name of The Depositary Trust Company, as depositary, or a nominee of the depositary (as a “book-entry debt security”). Delivery of book-entry debt securities shall be made by or on behalf of the Company to the Underwriter for the account of the Underwriter, against payment by the Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds to the account specified by the Company and The Depositary Trust Company (“DTC”) as depositary, as their interests may appear, all at the office of Ziegler Capital Markets, a division of B.C. Ziegler and Company, 200 South Wacker Drive Suite 2000, Chicago, IL 60606. The time and date of such delivery and payment shall be 10:00 a.m., Chicago time, on                             , 2009 or such other time and date as the Underwriter and the Company may agree upon in writing (the “Time of Delivery”). If the Underwriter so elects, delivery of the Notes may be made by credit through full fast transfer to the accounts at DTC designated by the Underwriter.

5.	Covenants of the Company.

The Company agrees with the Underwriter:

(a) To the extent required by Rule 424 under the Securities Act, to prepare the Final Prospectus in a form reasonably approved by the Underwriter and to file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the rules and regulations of the Commission under the Securities Act, to make no amendment or supplement to the Registration Statement or the Prospectus to which the Underwriter shall have reasonably and promptly objected, provided however, that the failure to make such amendment or supplement shall not cause the Company to be in breach of any provision hereof or of any applicable law or regulation; to advise the Underwriter, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act;

(c) Promptly, from time to time, to take such action as the Underwriter may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d) To furnish the Underwriter with copies of each Issuer Free Writing Prospectus and the Prospectus in such quantities as the Underwriter may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Notes and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriter and upon the Underwriter’s request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required by law to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter’s request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(e) To make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date ninety (90) days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Notes, without the prior written consent of the Underwriter, other than the sale of the Notes to be sold by the Company hereunder.

(g) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and to make available (within the meaning of Rule 158(b) under the Securities Act) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(h) During a period of five years from the effective date of the Registration Statement, to furnish to the Underwriter upon request copies of all reports or other communications (financial or other) furnished to stockholders generally, and deliver to the Underwriter as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, The NASDAQ Capital Market or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and its subsidiaries are combined or consolidated in reports furnished to its stockholders generally or to the Commission), it being acknowledged and agreed that any such report, communication or financial statements which are or are made publicly available via the Commission’s IDEA filing system need not be separately delivered;

(i) To use the net proceeds acquired by it from the sale of the Notes in the manner specified in the Prospectus under the caption “Use of Proceeds” and in a manner such that the Company will not become an “investment company” as that term is defined in the Investment Company Act;

(j) To give prompt notice to the Underwriter if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, and, if requested by the Underwriter, to prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; and

(k) If the Company elects to rely upon rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M. (Eastern Time), on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

6.	Expenses.

The Company covenants and agrees with the Underwriter that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the Securities Act and all other expenses in connection with the preparation, printing and filing of each Issuer Free Writing Prospectus and the Registration Statement, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of reproducing this Agreement, any necessary Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses and filing fees in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof and securing any required review by FINRA of the terms of the sale of the Notes, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and review and in connection with the Blue Sky Memorandum; (iv) the cost of preparing certificates; (v) the cost and charges of Wells Fargo Bank, National Association, as Trustee under the Indenture, any transfer agent, registration agent, exchange agent or registrar; and (vi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as otherwise provided in this Section and Section 10 hereof, the Company, as compensation in part for the Underwriter’s services, will pay or cause to have paid to the Underwriter in immediately available funds, all of the Underwriter’s reasonable out-of-pocket costs and expenses (not to exceed $25,000), including the fees of its counsel, Ballard Spahr Andrews & Ingersoll, LLP up to $40,000.

7.	Conditions of Underwriter’s Obligations.

The obligations of the Underwriter hereunder, as to the Notes to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct in all material respects, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed as of such Time of Delivery, and the following additional conditions:

(a) To the extent required by Rule 424, the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriter’s reasonable satisfaction;

(b) Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Underwriter, shall have furnished to the Underwriter such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Underwriter may reasonably request;

(c) Pierce Atwood LLP, counsel to the Company, shall have furnished to the Underwriter its written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriter;

(d) On the date hereof and also at the Time of Delivery, Vitale, Caturano & Company, P.C., shall have furnished to the Underwriter a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriter;

(e) (i) Neither the Company nor any of its Material Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package or which would not reasonably be expected to cause a Material Adverse Change, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option plan described in the Registration Statement and the Prospectus) or long-term debt of the Company or any Material Adverse Change, other than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the sole judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the NASDAQ Global Market, or in the over-the-counter market by the FINRA, or trading in securities generally shall have been suspended on the New York Stock Exchange, the NASDAQ Global Market, or in the over the counter market by the FINRA, or a general banking moratorium shall have been established by federal or New York authorities, (ii) a suspension or material limitation in trading in securities generally on the NASDAQ Capital Market, (iii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market, (iv) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the sole judgment of the Underwriter, to affect materially and adversely the marketability of the Notes or (v) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Underwriter, has materially and adversely affected the Company’s business or earnings and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) The Company shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company, in their capacities as such, reasonably satisfactory to the Underwriter, as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Underwriter may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (e) and (f) of this Section, and as to such other matters as the Underwriter may reasonably request.

8.	Indemnification and Contribution.

(a) The Company will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus or any supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, a Non-Prospectus Road Show or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show (i) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, including, without limitation, the Underwriter Provided Portions, or (ii) made by the Underwriter and not based upon any statement set forth in the Registration Statement, the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus, or any other communication authorized to be released by the Company in connection with the issuance and sale of the Notes (“Unauthorized Representations”).

(b) The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus or any supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show (i) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, including, without limitation, the Underwriter Provided Portions, or (ii) was made as an Unauthorized Representation, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that the indemnified party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus and the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

9.	Survival.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

10.	Expenses of Termination.

If this Agreement is terminated, or the transactions contemplated hereby shall not have been consummated, due to any of the conditions set forth in Section 7 hereof not having been met, or the Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses incurred by the Underwriter in connection with the proposed offering, including all reasonable fees and disbursements of counsel and all of the Underwriter’s reasonable travel and related expenses arising out of the engagement contemplated hereby, but the Company shall have no further liability to the Underwriter in respect of the Notes not so delivered except as provided in Section 6 and Section 8 hereof. All expenses referred to in this Section 10 are to be paid within 30 days of receipt of an invoice.

11.	Notice.

In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Underwriter.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter in care of Ziegler Capital Markets, a division of B.C. Ziegler and Company, 200 South Wacker Drive Suite 2000, Chicago, IL 60606; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President and Chief Executive Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

12.	Information Provided by the Underwriter.

The Company and the Underwriter acknowledge that, for purposes of this Agreement, the statements set forth under the heading “Underwriting” in the Prospectus regarding selling concessions, discounts, stabilization, syndicate short positions and penalty bids constitute the only information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement and the Prospectus (the “Underwriter Provided Portions”). In addition, the Company and the Underwriter acknowledge that, for purposes of this Agreement, no information has been furnished in writing to the Company by the Underwriter expressly for use in any Issuer Free Writing Prospectus or Non-Prospectus Road Show.

13.	Miscellaneous.

(a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter and the Company and, to the extent provided in Section 8 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(b) Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

(e) The Company and the Underwriter acknowledge and agree that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter and the Company.

[Remainder of page intentionally left blank—signature page follows]

Very truly yours, ENVIRONMENTAL POWER CORPORATION

By:

Name:

Title:

B.C. ZIEGLER AND COMPANY d/b/a ZIEGLER CAPITAL MARKETS

By:

Name:

Title:

SCHEDULE I

Issuer Free Writing Prospectuses

SCHEDULE II

Material Subsidiaries

Entity Name	Entity Type	Jurisdiction of Organization	Equity Owner(s)

Microgy, Inc.	Corporation	Colorado	Environmental Power Corporation

Microgy Holdings, LLC	Limited liability company	Delaware	Environmental Power Corporation

Microgy O&M, LLC	Limited liability company	Delaware	Environmental Power Corporation

MST Production, Ltd.	Limited partnership	Texas	MST GP, LLC (general partner) Microgy Holdings, LLC (limited partner)

MST GP, LLC	Limited liability company	Texas	Microgy Holdings, LLC

MST Estates, LLC	Limited liability company	Texas	MST Production, Ltd.

Rio Leche Estates, L.L.C.	Limited liability company	Texas	Microgy Holdings, LLC

Mission Biogas, L.L.C.	Limited liability company	Texas	Microgy Holdings, LLC

Hereford Biogas, L.L.C.	Limited liability company	Texas	Microgy Holdings, LLC

Microgy Riverdale, LLC	Limited liability company	California	Microgy Holdings, LLC

Microgy Hanford, LLC	Limited liability company	California	Microgy Holdings, LLC

Microgy Grand Island, LLC	Limited liability company	Nebraska	Environmental Power Corporation

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